SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 15, 2012

HARRIS INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

60 Corporate Woods, Rochester, New York	14623
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (585) 272-8400

161 Sixth Avenue, New York, New York 10013

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure.

On June 15, 2012, the Board of Directors of Harris Interactive Inc. (the “Company”) granted management authority to establish a trading plan under Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as part of its previously announced $3 million share repurchase program. The trading plan will allow the Company to repurchase shares in the open market during the period commencing on June 18, 2012 and ending after the Company publicly discloses its fourth quarter and full year fiscal 2012 results.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC. (Registrant)

By:	/s/ Eric W. Narowski
Name:	Eric W. Narowski
Title:	Chief Financial Officer
(Principal Financial Officer)

Dated: June 19, 2012